Exhibit 99.1

Produquímica Indústria e Comércio S.A. and subsidiaries Consolidated financial statements December 31, 2015 and 2014

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

KPMG Auditores Independentes
Rua Arquiteto Olavo Redig de Campos, 105, 6º andar - Torre A
04711-904 - São Paulo/SP - Brasil
Caixa Postal 79518 - CEP 04707-970 - São Paulo/SP - Brasil
Telefone +55 (11) 3940-1500, Fax +55 (11) 3940-1501
www.kpmg.com.br

Independent auditors' report

To
The Board and Shareholders
Produquímica Indústria e Comércio S.A.
São Paulo - SP

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Produquímica Indústria e Comércio S.A. and its subsidiaries (“the Company”) which comprise the consolidated balance sheet as of December 31, 2015, and the related consolidated statements of operations, comprehensive loss, changes in shareholders’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas à KPMG International Cooperative (“KPMG International”), uma entidade suíça.

KPMG Auditores Independentes, a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion
In our opinion, the 2015 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Produquímica Indústria e Comércio S.A. and its subsidiaries as of December 31, 2015, and the results of their operations and their cash flows for the year then ended in accordance with IFRS as issued by the International Accounting Standards Board.

Other Matter
The accompanying consolidated balance sheet of the Company as of December 31, 2014, and the related statements of operations, comprehensive loss, changes in shareholders’ equity and cash flows for the year then ended were not audited, reviewed, or compiled by us and, accordingly, we do not express an opinion or any other form of assurance on them.

November 24, 2016

São Paulo, SP - Brazil

/s/ KPMG Auditores Independentes

KPMG Auditores Independentes

KPMG Auditores Independentes, uma sociedade simples brasileira e firma-membro da rede KPMG de firmas-membro independentes e afiliadas à KPMG International Cooperative (“KPMG International”), uma entidade suíça.

KPMG Auditores Independentes, a Brazilian entity and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.

Produquímica Indústria e Comércio S.A. and Subsidiaries
Consolidated statements of financial position at December 31, 2015 and 2014
(In thousands of Brazilian Reais)

Assets	Notes	2015	2014	Liabilities	Notes	2015	2014
			(unaudited)				(unaudited)
Current				Current
Cash and cash equivalents	4	469,310	128,591	Suppliers	12	102,148	37,095
Marketable securities	4.1	12,454	158,291	Assignment of credit by suppliers	12 (a)	8,820	—
Trade accounts receivable, net	5	222,246	127,485	Loans and financing	13	275,748	190,547
Inventories, net	6	172,857	139,088	Debentures	14	137,808	88,638
Recoverable taxes	7	14,904	30,017	Taxes contributions and charges payable	16	6,530	6,017
Recoverable income tax and social contribution		4,066	6,515	Income tax and social contribution payable		65	78
Prepayments		12,067	9,468	Salaries and wages payable		12,646	12,237
Dividends receivable	18	7,000	4,000	Advances from customers		1,831	2,486
Financial instruments	15	5,185	—	Obligations under finance leases	19	2,519	2,414
Other accounts receivable		500	1,119	Dividends payable	22(d)	—	470
				Accounts payable - related parties	18	—	10,000
Total current assets		920,589	604,574	Other accounts payable	20	31,338	32,914
				Total current liabilities		579,453	382,896
Non-current assets
Long-term receivables				Non-current liabilities
Trade accounts receivable	5	—	599	Loans and financing	13	278,638	237,974
Accounts receivable - related parties	18	98	5,031	Debentures	14	189,688	315,955
Recoverable taxes	7	8,874	11,719	Taxes payable	16	1,582	1,825
Deferred income tax and social contribution	8(b)	84,199	62,605	Deferred income tax and social contribution	8(c)	9,773	8,943
Court deposits in legal actions and other accounts receivable		1,632	1,382	Provision for contingencies	17	7,928	9,251
				Obligations under finance leases	19	19,028	19,524
		94,803	81,336	Other accounts payable	20	3,469	3,948

Investments	9	17,206	18,442	Total non-current liabilities		510,106	597,420
Property, plant and equipment, net	10	407,414	421,860
Intangible assets, net	11	49,836	51,298	Shareholders’ equity
				Share capital	22(a)	324,969	128,597
				Capital reserves	22(b)	(18,940)	—
		474,456	491,600	Profit reserves	22(c)	24,447	4,246
				Equity valuation adjustment	22(e)	69,813	88,203
Total non-current assets		569,259	572,936	Accumulated losses		—	(23,852)

				Total shareholders’ equity		400,289	197,194

Total assets		1,489,848	1,177,510	Total liabilities and shareholders' equity		1,489,848	1,177,510

See the accompanying explanatory notes to the consolidated financial statements.

Produquímica Indústria e Comércio S.A. and Subsidiaries
Consolidated statements of operations
Years ended December 31, 2015 and 2014
(In thousands of Brazilian Reais)
	Notes	2015	2014
			(unaudited)

Net revenues	23	1,059,272	841,021

Cost of goods sold	24	(796,893)	(645,954)

Gross profit		262,379	195,067

Operating (expenses) income
General and administrative expenses	24	(39,455)	(33,448)
Selling expenses	24	(83,891)	(70,872)
Equity accounting	9	5,763	2,664
Other income		213	398

Results from operating activities		145,009	93,809

Financial income	26	33,022	43,954
Financial expenses	26	(125,432)	(102,652)
Foreign exchange losses, net	26	(124,211)	(76,863)

Loss before income tax and social contribution		(71,612)	(41,752)

Income tax and social contribution (expense) benefit
Current	8(a)	(1,377)	(1,467)
Deferred	8(a)	20,454	15,877

Net loss for the year		(52,535)	(27,342)

Basic and diluted loss per share	22(f)	(1.35)	(0.58)

See the accompanying explanatory notes to the consolidated financial statements.

Produquímica Indústria e Comércio S.A. and Subsidiaries

Consolidated statements of comprehensive loss

Years ended December 31, 2015 and 2014

(In thousands of Brazilian Reais)

	Notes	2015	2014
			(unaudited)

Net loss for the year		(52,535)	(27,342)

Cumulative translation adjustment - CTA	9	—	8,799

Total comprehensive loss for the year		(52,535)	(18,543)

See the accompanying explanatory notes to the consolidated financial statements.

Produquímica Indústria e Comércio S.A. and Subsidiaries
Consolidated statements of changes in shareholder's equity
Years ended December 31, 2015 and 2014
(In thousands of Brazilian Reais)
		Share capital	Capital Reserves			Profit reserves
	Notes	Subscribed capital	Bonus share subscription	Transaction Costs in share issuance	Goodwill on subscribed shares	Tax incentives	Legal reserve	Retained earnings	Equity valuation adjustment	Accumulated (losses) earnings	Total shareholders' equity

Balances as of January 1st, 2014 (unaudited)		128,597	—	—	—	4,147	99	1,172	81,722	—	215,737
											—
Net loss for the year (unaudited)		—	—	—	—	—	—	—	—	(27,342)	(27,342)
Retained earnings (unaudited)		—	—	—	—	—	—	(1,172)	—	1,172	—
Realization of valuation adjustment due to depreciation and disposal net of tax effects (unaudited)		—	—	—	—	—	—	—	(2,318)	2,318	—
Cumulative translation adjustment - CTA (unaudited)		—	—	—	—	—	—	—	8,799	—	8,799

Balances as of December 31, 2014 (unaudited)		128,597	—	—	—	4,147	99	—	88,203	(23,852)	197,194

Net loss for the year		—	—	—	—	—	—	—	—	(52,535)	(52,535)
Capital increase	22	283,931	—	—	91,069	—	—	—	—	—	375,000
Redeemed shares	22	—	—	—	(91,069)	—	—	—	—	—	(91,069)
Capital reduction and legal reserve to offset accumulated losses	22	(94,498)	—	—	—	—	(99)	—	—	94,597	—
Bonus share subscription	22	6,939	(6,939)	—	—	—	—	—	—	—	—
Transaction costs in share issuance	22	—	—	(12,001)	—	—	—	—	—	—	(12,001)
Retained earnings	22	—	—	—	—	—	—	20,300	—	(20,300)	—
Realization of valuation adjustment due to depreciation and disposal net of tax effects		—	—	—	—	—	—	—	(2,090)	2,090	—
Realization of investment - PDQ Investments Ltd.		—	—	—	—	—	—	—	(16,300)	—	(16,300)

Balances as of December 31, 2015		324,969	(6,939)	(12,001)	—	4,147	—	20,300	69,813	—	400,289

See the accompanying explanatory notes to the consolidated financial statements.

Produquímica Indústria e Comércio S.A. and Subsidiaries
Consolidated statements of cash flows
Years ended December 31, 2015 and 2014
(In thousands of Brazilian Reais)
	2015	2014
Cash flows from operations		(unaudited)
Net loss for the year	(52,535)	(27,342)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	38,900	29,668
Bad debt expense	3,711	1,956
Interest and foreign exchange gain and losses, net	193,343	111,802
Expenses with provision for contingencies, net of reversals	453	666
Equity accounting	(5,763)	(2,664)
Actuarial liabilities	1,346	(155)
Accounts payable	4,410	1,585
Losses on disposal of PP&E	39	95
Expense with additional provision for environmental liability	150	62
Deferred income tax and social contribution	(20,453)	(15,877)
Trade accounts receivable - adjustment to present value	1,222	712
Suppliers - adjustment to present value	(1,191)	—
Inventory write-downs	960	(329)
Other	—	20

	164,592	100,199
Decreases /(increases) in assets:
Inventories	(34,729)	(11,638)
Trade accounts receivable	(99,095)	(66,532)
Current accounts	4,933	(1,025)
Recoverable taxes	21,127	(2,955)
Dividends received	4,000	3,000
Other assets	(7,607)	3,978

(Decreases)/increases in liabilities:
Suppliers and supplier assignment of receivables	73,742	(4,342)
Related parties - Current accounts	(10,000)	2,300
Taxes payable	1,030	2,196
Other liabilities	32	(2,888)
Income tax and social contribution tax paid	(773)	(974)

Net cash provided by operations activities	117,252	21,319

Cash flows from investing activities
Marketable securities	147,630	(80,405)
PP&E and intangible assets	(24,305)	(57,750)
Disposals and sales	3,962	29

Net cash provided by (used in) investing activities	127,287	(138,126)

Cash flows from financing activities
Proceeds from loans and financing	243,592	244,469
Payments of principal from loans and financing	(338,461)	(178,579)
Bank interest, paid	(76,582)	(68,088)
Capital increase	283,931	—

Net cash provided by (used in) financing activities	112,480	(2,198)

Effects of changes in exchange rates on cash and cash equivalents	(16,300)	8,799

Net increase/(decrease) in cash and cash equivalents	340,719	(110,206)

Change in cash and cash equivalents
Cash and cash equivalents at beginning of year	128,591	238,797
Cash and cash equivalents at end of year	469,310	128,591

	340,719	(110,206)
See the accompanying explanatory notes to the consolidated financial statements.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

Notes to the consolidated financial statements

(In thousands of Brazilian Reais)

1    General information
Produquímica Indústria e Comércio S.A. (“the Company”, “we” or “us”), a Brazilian corporation with head office in São Paulo, São Paulo State, Brazil, was founded in 1965.

The Company, through its subsidiaries and jointly controlled entity, is focused on the following business segments: 1) essential nutritional supplements for agricultural productivity ("Agriculture Productivity"), and 2) chemicals for water treatment and other processes ("Chemical Solutions").

The agricultural products enhance productivity for farmers by satisfying critical nutritional needs of crops. The Company sells a comprehensive range of nutrients, which are vital for achieving optimal plant development and health.

The Chemical Solutions business products are utilized by the water treatment industry and for use in other industrial processes. The Company’s customers include state and municipal companies, waste treatment companies and manufacturing companies that treat their wastewater. Other than water treatment, the Company’s customers are in a wide range of industries, though concentrated in oil and gas exploration and production, pulp and paper, ethanol production and the mining industry.

The Company and its subsidiaries operate nine sites located in: two plants in Jacareí - SP, two plants in Suzano - SP, São José dos Campos - SP, Mauá - SP, Cubatão - SP, Igarassu - PE and Maceió - AL.

The subsidiary PDQ Investments Ltd. incorporated in Bermuda, focuses on investments and financial transactions.

On December 23, 2015 Compass Minerals do Brazil Ltda. acquired 35% of the Company. See more details made in note 22. The transaction includes an option by Compass Minerals do Brazil Ltda. to purchase control of the Company that can be exercised in October 2018, and three options by the sellers to sell 100% of Produquimica that can be exercised in October 2016, 2017 and 2018 respectively.

2    Presentation of the financial statements and significant accounting policies

2.1    Basis of preparation
The consolidated financial statements were prepared in accordance with International Financial Reporting Standards ("IFRS") issued by the International Accounting Standards Board - IASB and the accounting practices adopted in Brazil.
The accounting practices adopted in Brazil comprise those included in Brazilian Corporate Law and the Pronouncements, Guidelines and Interpretations issued by the Accounting Pronouncements Committee - CPC.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

The financial statements were authorized for issue by the Officers ("Diretoria") of the Company on November 24, 2016.

The Company adopted all standards, amendments to standards and interpretations issued by the Accounting Pronouncements Committee (CPC) that were in effect on December 31, 2015. The financial statements have been prepared on the historical cost basis value except for the valuation of certain assets (cash and cash equivalents and derivatives), which are measured at fair value through profit or loss.

Several assumptions, including both subjective and objective methods, were used in making accounting estimates necessary for the preparation of the financial statements, based on Management’s judgment for determination of the appropriate amount to be reported in the financial statements. Significant items that are subject to these estimates and assumptions include: analysis of credit risk for determining the allowance for doubtful accounts, provisions of inventory, valuation of goodwill and other intangible assets, valuation of estimated useful lives for property, plant and equipment assets, and their recoverable value in operation; valuation of financial assets at fair value; recognition of deferred income tax assets and analysis of other risks to determine other provisions, including provisions for contingencies.

The settlement of the transactions involved in these estimates may result in amounts that are significantly different from those reported in the financial statements, due to the assumptions inherent in determining estimates. The Company revises its estimates and assumptions annually.

2.2    Functional and presentation currency

a.Functional currency and reporting currency
The financial statements are presented in Brazilian Reais (“BRL”), and all values are rounded to the nearest thousand, except when otherwise indicated. The functional currency of the Company and its subsidiaries is the Brazilian Reais (“BRL”).

b.Transactions and balances
Transactions in foreign currencies are translated into BRL using the foreign exchange rates in effect on the date of the transactions. Foreign exchange gains and losses resulting from the settlement of these transactions and from the translation of foreign currencies using the foreign exchange rates at the end of the reporting period are recognized in the income statement.

Foreign exchange variation gains and losses related to loans, financing and debentures and cash and cash equivalents are presented in the income statement as foreign exchange (losses) gains.

2.3    Financial assets

a.Cash and cash equivalents
Cash and cash equivalents include cash, bank accounts and short-term investments with immediate liquidity and low risk of changes in value.

The Company and its subsidiaries have financial investments, in the form of Certificate of Bank Deposits (CDBs), with a redemption period less than 90 days from the financial statements.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

b.Marketable securities
Include liquid short-term investments with maturities of more than 90 days. See Note 4.1.

c.Trade accounts receivable
The trade accounts receivables not denominated in BRL are translated based on the foreign exchange rates in effect on the balance sheet dates. The allowance for doubtful accounts is calculated based on a risk analysis of the outstanding invoices, which takes into account the history of losses, the individual situation of the customers, the situation of the economic group to which they belong, guarantees, and the assessment of the Company’s legal counsel who provide updated information on specific customers to which the Company is taking legal action.

Information on the breakdown of current trade accounts receivable and amounts past due and the allowance for doubtful accounts is disclosed in Note 5.

d.Impairment of financial assets
The Company assesses, at each reporting date, whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or a group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that have occurred after the initial recognition of the asset (an incurred 'loss event') and if that loss event has an impact on the estimated future cash flows of the financial asset or the group of financial assets that can be reliably estimated.

Evidence of impairment may include indications that the customer or a group of customers is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganization and when observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

2.4    Inventories
Inventories are valued at the lower of cost and net realizable value.

Costs incurred in bringing each product to its present location and conditions are accounted for as follows:

Raw materials

•At the average cost of acquisition.

Finished goods or products and work-in-progress

•Included cost of raw materials, labor, general manufacturing expenses and freight;

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale; and

Write-downs for slow-moving or obsolete inventories are recognized when deemed necessary by Management.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

2.5    Property, plant and equipment
Items of property, plant and equipment are measured at cost less accumulated depreciation and any accumulated impairment losses.
Cost includes expenditures that are directly attributable to the acquisition of the asset. The cost of self-constructed assets includes the following:

•the cost of materials and direct labor;

•any other costs directly attributable to bringing the assets to a working condition for their intended use; and

•capitalized borrowing costs

Purchased software that is integral to the functionality of the related equipment is capitalized as part of that equipment.
When parts of an item of property, plant and equipment have different useful lives, they are accounted as separate items (major components) of property, plant and equipment.
Any gain or loss on disposal of an item of property, plant and equipment (calculated as the difference between the net proceeds from disposal and the carrying amount of the item) is recognized in profit or loss.
Depreciation is calculated on a straight line basis based on the useful life of each asset. The useful lives of fixed assets and average annual depreciation rates are as follows:

Property, plant and equipment	% Average annual depreciation	Range of annual depreciation
Buildings	7.39%	1 to 57 years
Facilities	9.24%	3 to 35 years
Machineries and equipment	11.45%	1 to 24 years
Furniture and fixtures	11.25%	3 to 16 years
Vehicles	17.22%	5 to 10 years
Computers	20.50%	2 to 6 years

When significant parts of property, plant and equipment are required to be replaced, the Company recognizes such parts as individual assets with specific useful lives and depreciates them accordingly.

Repairs and maintenance are directly recognized in the income statement when they take place.

Depreciation methods, useful lives and residual values are reviewed at each balance sheet date and adjusted if appropriate.

2.6    Intangible assets and Goodwill
Intangible assets are mainly comprised of software, licenses for use and goodwill.

Intangible assets acquired separately are measured at cost at their initial recognition. The cost of intangible assets acquired in a business combination is deemed to be the fair value on the date of acquisition. After the initial recognition intangible assets are presented at cost, less accumulated amortization and accumulated losses, if applicable.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

Intangible assets with indefinite useful lives are not amortized, but are tested at least annually to ensure that the carrying amount does not exceed its fair value, individually or at the level of the cash-generating unit.

The Company assesses annually whether there are indications of impairment in its indefinite useful lived intangible assets. If these indicators are identified, the Company estimates the recoverable amount of the assets. The recoverable amount of an asset or a group of assets is the greater of: (a) the fair value less estimated costs to sell it, and (b) its value in use. Value in use is the discounted cash flow (before taxes) from the continued use of the assets until the end of its useful life.

Regardless of the existence of indicators of loss of value, goodwill and intangible assets with indefinite useful lives are tested for impairment at least once a year.

When the carrying amount of an asset exceeds its recoverable amount, the impairment loss is recognized as an operating expense in the income statement.

Intangible assets with definite useful lives are amortized over their economic useful life and tested for impairment when there is indication of loss in value. The period and method of amortization of an intangible asset with definite life are reviewed on an annual basis. Changes in the estimated useful life or in the expected consumption of the future economic benefits of these assets are accounted as changes of accounting estimates. Amortization of intangible assets with definite lives is recognized in the income statement in the category of expenses, according to the use of the intangible asset.

Gains and losses resulting from disposals of intangible assets are measured as the difference between the net values obtained from the sale and the book value of the asset, and are recognized in the income statement at the disposal of the asset.

2.7    Investments
The Company values its investment in a jointly controlled entity using the equity method.

After applying the equity method, the Company determines whether it is necessary to recognize additional loss of the recoverable value of the Company's investment in a jointly controlled entity. The Company determines, at each reporting date, if there is objective evidence that investment in any entity could have suffered from a loss from impairment. If so, the Company calculates the amount of loss on the impairment as the difference between the recoverable value of the entity and the book value and any impairment amount is recognized in the income statement.

2.8    Consolidation
Subsidiaries are fully consolidated from the date of acquisition, being the date on which the Company obtains control, and continue to be consolidated until the date when such control ceases. The financial statements of the subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting policies. All related parties, transactions, income, expenses and unrealized gains and losses resulting from intra-group transactions and dividends are eliminated.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

	Ownership interest
Subsidiaries	2015	2014

Reluz Química Industrial Ltda.	100%	100%
Reluz Nordeste Indústria e Comércio Ltda.	100%	100%
MixMicro Indústria e Comércio de Produtos Químicos Ltda.	100%	100%
PDQ Investments Ltd. (1)	100%	100%

(1)Consolidated up to December 23, 2015. More details in Note 22

2.9    Financial instruments - Initial recognition and subsequent measurement

Financial assets

Initial recognition and measurement
Financial assets are classified as: a) financial assets at fair value through profit or loss and b) loans and receivables. The Company determines the classification of its financial assets at initial recognition.

Purchases or sales of financial assets that require delivery of assets within a time frame established by regulation or convention in the market place (regular way trades) are recognized on the trade date, i.e., the date that the Company commits to purchase or sell the asset.

The Company's financial assets include cash and cash equivalents, marketable securities, trade and other receivables, accounts receivable - related parties and derivatives financial instruments.

Subsequent measurement
The subsequent measurement of financial assets depends on their classification as described below:

Financial assets at fair value through profit or loss
Financial assets at fair value through profit or loss include financial assets held for trading and financial assets designated upon initial recognition at fair value through profit or loss.

Financial assets are classified as held for trading if they are acquired for the purpose of selling or repurchasing in the near term.

Derivatives are also classified as held for trading unless they are designated as effective hedging instruments.

Financial assets at fair value through profit or loss are carried in the statement of financial position at fair value with net changes in fair value recognized in finance costs in the income statement.

Financial assets designated upon initial recognition at fair value through profit and loss are designated at their initial recognition date and only if the criteria are satisfied.

Loans and receivables
The receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

Derecognition
A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is derecognized when:

•The rights to receive cash flows from the asset have expired;

•The Company has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a 'pass-through' arrangement; and either (a) the Company has transferred substantially all the risks and rewards of the asset, or (b) the Company has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

When the Company has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, it evaluates if and to what extent it has retained the risks and rewards of ownership. When it has neither transferred nor retained substantially all of the risks and rewards of the asset, nor transferred control of the asset, the asset is recognized to the extent of the Company's continuing involvement in the asset. In that case, the Company also recognizes an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Company has retained. Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Company could be required to repay.

Impairment of financial assets
The Company assesses, at each reporting date, whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or a group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset (an incurred 'loss event') and that loss event has an impact on the estimated future cash flows of the financial asset or the group of financial assets that can be reliably estimated.

Evidence of impairment may include indications that the customers or a group of customers is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganization and when observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

Non-derivative financial liabilities

Initial recognition and measurement
Financial liabilities are classified as liabilities at amortized cost.

The Company determines the classification of its financial liabilities at initial recognition.

All financial liabilities are recognized initially at fair value less, in the case of loans and financing, directly attributable transaction costs.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

The Company's financial liabilities include accounts payable, loans and financing, debentures, other accounts payable, accounts payable to related parties and derivative financial instruments.

Loans, financing and debentures
After initial recognition, interest bearing current and non-current term loans, financing and debentures are subsequently measured at amortized cost using the EIR (effective interest rate) method. Gains and losses are recognized in the income statement when the liabilities are derecognized as well as through the EIR amortization process.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included in finance costs in the income statement.

Derecognition
A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires.

When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognized in the financial results.

Offsetting of financial instruments
Financial assets and financial liabilities are offset and the net amount reported in the statement of financial position if, and only if:

•There is a currently enforceable legal right to offset the recognized amounts; and

•There is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.

There is no offsetting of the financial instruments for the year ended December 31, 2015 and 2014.

Fair value of financial instruments
For financial instruments not traded in an active market, the fair value is determined using appropriate valuation techniques. Such techniques may include:

•Using recent arm's length market transactions;

•Reference to the current fair value of another instrument that is substantially the same;

•A discounted cash flow analysis or other valuation models.

An analysis of fair values of financial instruments and further details as to how they are measured are provided in Note 15.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

2.10 Taxes

Current income tax
The income tax and social contribution tax of the current year are calculated based on tax rates of 15%, plus an additional 10% on the taxable income exceeding R$ 240 thousand (annual basis) for the income tax and 9% on the taxable income for the social contribution on net income, and consider the offsetting of tax losses carryforwards and social contribution negative base, limited to 30% of the taxable income.

The current income tax is recognized in the statement of income unless it is related to a business combination, or items directly recognized in shareholders’ equity or in other comprehensive income.

Deferred income tax
Deferred income tax is generated by temporary differences on the reporting date between the taxable values of assets and liabilities and their book values. Deferred income tax liabilities are recognized for all the temporary tax differences, except:

•When the deferred income tax liability arises from the initial recognition of goodwill or from an asset or liability in a transaction that is not a business combination and, on the transaction date, does not affect the accounting profit or the taxable income; and

•Deferred income tax assets are recognized for all deductible temporary differences, credit and tax losses carryforward, to the extent that it is probable that taxable income will be available for those temporary differences to be able to be compensated and that recoverable taxes and losses carryforward can be used - except in these cases:

(i)when the deferred income tax asset related to the deductible temporary difference is generated in the initial recognition of the asset or liability in a transaction that is not a business combination; and
(ii)on the transaction date, it does not affect the accounting profit or the taxable income.
The book value of the deferred income tax assets is reviewed on each reporting date, and reduced to the extent that it is no longer probable that taxable income will be available to enable all or part of the deferred income tax asset to be used. Reductions to deferred income tax assets are reviewed at each reporting date and are recognized to the extent that it becomes probable that future taxable profits will enable the deferred income tax assets to be recovered. There is no expiration of tax losses carryforward although there is a limitation of 30% of the annual taxable income.

Deferred income tax assets and liabilities are measured at the tax rate that is expected to be applicable in the year in which the asset is expected to be recoverable or the liability settled, based on the tax rates (and tax law) that have been enacted on the reporting date.

Deferred income tax relating to items directly recognized in shareholders’ equity is also recognized in shareholders’ equity, and not in the income statement. Deferred income tax items are recognized in accordance with the transaction that originated the deferred income tax or directly in shareholders’ equity.

Deferred income tax assets and liabilities are presented net, if there is a legal or contractual right to offset the tax asset against the tax liability and the deferred income tax are related to the same tax entity and are subject to the same tax authority.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

Other taxes
Revenues from sales are subject to taxation by State Value-Added Tax (“ICMS”), Services Tax (“ISS”), Social Contribution Tax on Gross Revenue for the Social Integration Program (“PIS”) and Social Contribution Tax on Gross Revenue for Social Security Financing (“COFINS”) at rates prevailing in each region and are presented as deductions from sales in the income statement.

The amounts recoverable derived from non-cumulative ICMS, PIS and COFINS are deducted from cost of goods acquired.

Taxes recoverable or prepaid taxes are shown in current and noncurrent assets, in accordance with the estimated timing of their realization.

Sales taxes
Revenues, expenses and assets are recognized net of the amount of sales tax except:

(1)When the sales tax incurred on a purchase of assets or services are not recoverable from the taxation authority, in which case the sales tax is recognized as part of the cost of acquisition of the asset or as part of the expense item as applicable; and
(2)Receivables and payables are stated with the amount of sales tax included. The net amount of sales tax recoverable from, or payable to, the tax authority is included as part of receivables or payables in the statement of financial position.
2.11    Employees benefit plan
The Company is co-sponsor of an employee benefit plan, which includes “Produquímica-NE Prev” and “Igarassu Prev”. These plans were assumed by the Company as a result of the acquisition of Igarassu Agro Industrial Ltda. in July 2007.

As co-sponsor of both the Produquímica-NE Prev and Igarassu Prev plans in the defined contribution modality (post-employment), which in total comprise 166 employees, the Company has no legal obligation if the administrator of the plan does not have sufficient assets for payment of the benefits obtained by the employees as a result of services rendered, except for the employees mentioned in the next paragraph. The contribution of Produquímica-NE Prev is equal to 50% of the employee’s contribution, which is limited to 3%, 4% or 5% of the employee’s monthly remuneration. The contribution of Igarassu Prev is equal to 100% of the employee’s contribution, which is limited to 1.5% of the employee’s monthly remuneration.

Within the Produquímica-NE Prev plan, there are 8 employees under a defined benefit modality. This modality was closed to new entrants since December 31, 1998. Actuarial losses for these employees that are retired under the defined benefit modality are recognized in the income statement in the period in which they occur. See details in Note 21.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

2.12    Related parties transactions
Transactions for purchases and sale of inputs and goods or products are made on conditions and for periods agreed between the parties, and when applicable eliminated in the consolidated financial statements.

2.13    Determination of net revenues and cost of goods and products sold

(a)Revenues are recognized in the financial statements, net of taxes and discounts. Revenue from sales of goods or products are recognized when the amount of revenue is reliably measurable, the Company no longer has control over the goods or products sold or any other responsibility related to its ownership, the costs incurred or which will be incurred in relation to the transaction can be reliably measured, it is probable that the economic benefits will be received by the Company, and the risks and benefits of the goods or products have been fully transferred to the purchaser. Revenues are not recognized if their realization is uncertain.
(b)Cost of goods or products sold includes the cost of logistics operations managed or outsourced by the Company, comprising warehousing, handling and freight costs incurred until the availability of goods for sale. Transportation costs are included in the purchase costs when applicable.
2.14    Leases
Leasing contracts for which significant portions of the risks and rights of ownership are maintained by the lessor are classified as operating lease. The payments made in the contracts for operational leasing are reported in the income statement on a linear basis during the period of the leased contracts.

Finance leases which transfer to the Company substantially all the risks and benefits incidental to ownership of the leased item, are capitalized at the beginning of the lease at the fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are recognized in finance expenses in the income statement. A leased asset is depreciated over the useful life of the asset or over the period of the lease contract, whichever is lower. See details in Note 19.

2.15    Tax incentives
The Company adopts the procedure of recognizing tax incentives only when all the conditions established are complied with and the incentive will effectively be received. The corresponding amount is recorded in the income statement and, subsequently, when applicable, transferred from retained earnings to the Profit reserves - tax incentives account, to be used only for increase of the registered capital or for any absorption of accumulated losses. See Note 25.

2.16    Significant accounting judgments, estimates and assumptions
The preparation of the Company's financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the end of the reporting period. These estimates and associated assumptions are based on historical experience and various other factors, believed to be reasonable under the circumstances. Actual results could differ from these estimates. These underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

Estimates and assumptions
The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below. The Company based its assumptions and estimates on parameters available when the financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising beyond the control of the Company. Such changes are reflected in the assumptions when they occur.

Impairment of non-financial assets
Impairment exists when the carrying value of an asset or cash generating unit exceeds its recoverable amount, which is the higher of its fair value less costs to sell and its value in use.

The fair value less costs to sell calculation is based on available data from binding sales transactions in arm's length transactions of similar assets or observable market prices less incremental costs for disposing of the asset. The value in use calculation is based on a discounted cash flow model.

The cash flows are derived from the budget for the next five years and do not include restructuring activities, or significant future investments that will enhance the asset's performance of the cash generation unit being tested.

The recoverable amount is most sensitive to the discount rate used for the discounted cash flow model as well as the expected future cash-inflows and the growth rate used for extrapolation purposes.

Taxes
Uncertainties exist with respect to the interpretation of complex tax regulations, changes in tax laws, and the amount and timing of future taxable income. Given the wide range of international business relationships and the long-term nature and complexity of existing contractual agreements, differences arising between the actual results and the assumptions made, or future changes to such assumptions, could require future adjustments to tax income and expense already recorded. The Company establishes provisions, based on reasonable estimates, for possible consequences of audits by the tax authorities of the respective counties in which it operates. The amount of such provisions is based on various factors, such as experience of previous tax audits and differing interpretations of tax regulations by the taxable entity and the responsible tax authority. Such differences of interpretation may arise on a wide variety of issues depending on the conditions prevailing in the respective Company's domicile.

Deferred income tax assets are recognized for all unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilized. Significant management judgment is required to determine the amount of deferred income tax assets that can be recognized, based upon the likely timing and the level of future taxable profits together with future tax planning strategies.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

Employees benefit plan
The cost of defined benefit pension modality is determined using actuarial valuations. An actuarial valuation involves making various assumptions that may differ from actual developments in the future. These include the determination of the discount rate, future salary increases, mortality rates and future pension increases. Due to the complexity of the valuation, the underlying assumptions and its long-term nature, a defined benefit obligation is highly sensitive to changes in these assumptions. All assumptions are based on the actuarial reports and reviewed at each reporting date.

The mortality rate is based on publicly available mortality tables in Brazil. Future salary increases and pension increases are based on expected future inflation rates in Brazil. Further details about the assumptions used are given in Note 21.

a.    Environmental liabilities
The Company recognizes a provision for environmental liabilities, based on best estimates of potential costs of cleaning and recovery in known environmental locations. The Company has an internal team of environmental specialists to manage all the phases of its environmental programs, and uses third party specialists when necessary. Based upon their information and third party specialist reports, the internal environmental specialists make estimates of potential liabilities in those locations based on projected and known costs of recovery. This analysis requires the Company to make estimates, and changes in the facts and circumstances can result in changes in the environmental provision.

b.    Estimated useful life of non-current assets
The Company recognizes the depreciation of its non-current assets in accordance with their estimated useful economic lives, based on industry practices and prior experience.

Actual useful lives may, however, vary due to technological updating of a unit.

c.    Impairment test
Assets that have indefinite useful lives, such as goodwill, are not amortized, but tested annually for impairment. For the purpose of identifying the loss of economic value of the goodwill recorded, these assets are grouped at the lowest level for which cash flows can be identified (cash-generating units) and the allocation is made proportionately. Reductions of goodwill due to impairment are recognized in the income statement in the period in which they occur and cannot be reversed in subsequent periods, even if the conditions that caused the loss cease to exist.

d.    Provision for contingencies
A provision is recognized if, as a result of a past event, the Company has a present legal obligation, it is probable that an outflow of economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made.

The provisions are reviewed and adjusted to take into account changes in circumstances, such as the applicable statutes of limitation, conclusions of tax inspections, or additional exposures identified based on new subjects or court decisions.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

2.17    Borrowing costs
Borrowing costs directly attributable to the acquisition, construction or production of an asset that takes a substantial period of time to get ready for its intended use or sale are capitalized as part of the cost of the respective asset. All other borrowing costs are expensed in the period they are incurred.

2.18    Dividends
Dividends to the Company’s shareholders are recognized as a liability based on the minimum mandatory dividends established by the statutory law. Any additional amount is only recognized as a liability at the date on which such incremental dividends are approved by the Company’s shareholders.

2.19    Earnings per share
Basic earnings per share are calculated based on the weighted average number of shares outstanding during the year. The Company does not have any potentially dilutive financial instrument, therefore, diluted earnings per share and basic earnings per share are the same.

2.20    New IFRS issued not yet effective
Standards issued but not yet effective up to the reporting date are listed below. This listing of standards and interpretation issued are those that the Company reasonably expects to have an impact on disclosures, financial position or performance when applied at a future date. The Company intends to adopt these standards when become effective.

IFRS 9 Financial Instruments: Classification and Measurement
IFRS 9, published in July 2014, replacing the existing guidance in IAS 39 Financial Instruments: Recognition and Measurement (Financial Instruments: Recognition and Measurement). IFRS 9 includes revised guidance on the classification and measurement of financial instruments, including a new model of expected credit loss for the calculation of the impairment of financial assets, and new requirements for hedge accounting. The standard retains the existing guidance on the recognition and derecognition of financial instruments in IAS 39.

IFRS 9 is effective to the years beginning on or after 1st January 2018 with earlier adoption allowed. The Company is evaluating the effects that IFRS 9 will have on its financial statements and disclosures.

IFRS 15 Revenue from Contracts with Customers
IFRS 15 requires an entity to recognize the revenue amount reflecting the charge which it expects to receive in return of the possession of these goods or services. This new standard will replace most of the orientation detailed over the revenue recognizing that currently exists in IFRS and US. GAAP when the new standard is adopted. The new standard is applicable as from or after 1st January 2018, with earlier adoption allowed by IFRS. The standard may be adopted retrospectively, using a cumulative effects approach. The Company is appraising the effects that IFRS 15 may produce in the financial statements and its disclosures. The Company still hasn’t chosen the transition method for the new standard and neither has determined the effects of the new standard in the current financial statements.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

IFRS 16 leases
IFRS 16 requires an entity to recognize that most of the leases in which the Company is a lessee should be recognized on the balance sheet. The new standard is effective on or after January 1, 2019 and will replace IAS 17- leases, with earlier application permitted.

Additionally, it is not expected that the following new standards or changes will have a significant impact on the Company's financial statements:

•Acceptable Methods of Depreciation and Amortization (Acceptable Methods of Depreciation and Amortization) (changes of CPC 27 / IAS 16 and CPC 04 / IAS 38)
•Annual Improvements to IFRSs 2012-2014 - various standards
•Investment Entities: Consolidation Exception (Investment Entities: Consolidation Exception) (CPC Changes 36 / IFRS 10, CPC 45 / IFRS 12 and CPC 18 / IAS 28)
The Accounting Pronouncements Committee has not yet issued accounting pronouncements or changes in existing pronouncements corresponding to all new IFRS. Therefore, the early adoption of these IFRS is not permitted for entities that publish their financial statements in accordance with accounting practices adopted in Brazil.

3    Consolidated financial statements
The consolidated financial statements include Produquímica Indústria e Comércio S.A., its subsidiaries in which the Company holds majority equity interest, and holdings in entities in which the Company is considered to be the primary beneficiary, or holder of the principal risks and benefits.

•Reluz Química Industrial Ltda.: located in the city of Suzano, this subsidiary is focused on the production of poly aluminum chloride, primarily sold to water treatment companies.

•Reluz Nordeste Indústria e Comércio Ltda.: located in Northeast of Brazil, this subsidiary manufactures and sells goods or products of the chemical solutions segment, mainly water treatment.

•MixMicro Indústria e Comércio de Produtos Químicos Ltda.: this company focuses on the soil nutrients market and was acquired in May 2008.

PDQ Investments Ltd: an exempt Company incorporated in Bermuda on January 3, 2013, focuses on investments and financial transactions

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

4    Cash and cash equivalents

	December 31
	2015	2014
		(unaudited)
Cash	23,364	18
Current accounts in banks (denominated in Brazilian Reais)	2,803	14,058
Current accounts in banks (denominated in US Dollar)	17,201	38,550
Current accounts in banks (denominated in GBP)	299	296
Short term investments	425,643	75,669

Total cash and cash equivalents	469,310	128,591

The short-term investments are promptly convertible into a known amount of cash, and are subject to an insignificant risk of change in value, with remuneration varying between 99.5% to 101.2% of the CDI (Interbank interest rate on December 31, 2015 and 99% to 112.50% of the CDI rate on December 31, 2014).

4.1    Marketable securities

	December 31
	2015	2014
		(unaudited)
Investment funds (denominated in Brazilian Reais)	3,413	58,747
Fixed income funds (denominated in Brazilian Reais)	-	28,093
Bonds (denominated in US Dollar)	9,041	29,762
Bonds (denominated in GBP)	-	3,978
Short term investments	-	37,711

Total marketable securities	12,454	158,291

Investments in securities are denominated in the currency as identified above, traded in the national and international market and measured at fair value through profit or loss.

The balance of investment funds on December 31, 2015 is measured at fair value considering the profitability of shares on the record date.

The return on fixed income funds was equivalent to 102.7% of CDI at December 31, 2014.

Investments in bonds at December 31, 2015 included: a) Petroleos de Venezuela SA; b) Petrobras Global Finance BV and December 31, 2014 included: a) CMA CGM SA, b) Petroleos de Venezuela SA, c) Republic of Belarus, d) Marfrig Overseas LTD, e) BES Investimento do Brazil, f) Grupo Pousadas SA, g) Penney JC Corp Inc., h) Biz Fin PLC, i) ICA Sociedad SR Unsecured, j) LBG Capital PLC ISIN 77 and k) LBG Capital PLC ISIN 79, denominated in foreign currencies are traded in the international market and measured at fair value through profit or loss. The maximum exposure to credit risk at the reporting date is the carrying value of the securities.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

5    Trade accounts receivable, net

	December 31
	2015	2014
		(unaudited)
Domestic	237,249	146,808
Related parties (see Note 18)	56	103
Foreign	6,226	2,715
	243,531	149,626

Present value adjustment	(2,059)	(837)
(-) Allowance for doubtful accounts	(19,226)	(20,705)

Total trade accounts receivable	222,246	128,084

Trade accounts receivable, current	222,246	127,485
Trade accounts receivable, non-current	-	599
The credit risk of trade accounts receivable comes from the possibility of the Company not receiving amounts arising from sales operations. To mitigate this risk, the Company adopts a detailed analysis of the financial position of customers, establishment of credit limits, and permanent monitoring of each receivable balance. The allowance for doubtful accounts has been calculated based on the analysis of risks of the receivables, including the history of losses, the individual situation of the customers, the situation of the economic group to which they belong, the real guarantees for the receivables, and the assessment of legal consultants, and is considered to be sufficient to cover any losses on the amounts receivable.

The breakdown of trade accounts receivable by due date is as follows:

	December 31
	2015	2014
		(unaudited)
Current	191,360	110,581

Past due:	52,171	39,045
Up to 30 days	13,750	6,208
31 to 60 days	4,885	2,487
61 to 90 days	1,519	387
91 to 120 days	2,994	2,879
121 to 180 days	2,420	1,915
181 to 360 days	5,133	5,285
Over 361 days	21,471	19,884

Total current and past due	243,531	149,626

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

The balance of trade allowance for doubtful accounts is as follows:

Balance at January 1st, 2014 (unaudited)	(19,546)
Bad debt expense (unaudited)	(1,956)
Write-offs (unaudited)	797

Balance at December 31, 2014 (unaudited)	(20,705)
Bad debt expense	(3,711)
Write-offs	5,190

Balance at December 31, 2015	(19,226)

6    Inventories, net

	December 31
	2015	2014
		(unaudited)
Finished goods	73,270	45,478
Work-in-progress	39,197	34,481
Raw materials	51,835	52,447
Consumption materials	5,613	4,824
Packaging	7,397	6,173
Allowance for slow-moving or obsolescence	(4,455)	(4,315)

Total inventories	172,857	139,088

The following table shows the changes in the allowance for obsolescence and slow moving goods:

Balance at January 1st, 2014 (unaudited)	(8,305)

Utilization (unaudited) (1)	3,661
Reversals (unaudited)	329

Balance at December 31, 2014 (unaudited)	(4,315)

Utilization (1)	820
Inventory write-downs	(960)

Balance at December 31, 2015	(4,455)

(1)The utilizations of provision were mainly due to the consumption of the provisioned inventories in the production during the last years.
The allowance for obsolescence and slow moving inventory is recognized:

(i)    For 100% of items that have not had consumption in the last year, and;

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

(ii)    For 100% for any excess in quantity of two years of inventory, considering the historical consumption data.
The allowance is reversed as and when the goods or products are consumed or sold.

7    Recoverable taxes

	December 31
	2015	2014
		(unaudited)
ICMS (local state value added tax on sale and services)	917	10,881
ICMS (local state value added tax on sale and services) - PP&E	5,368	5,878
Contribution to Social Security - COFINS	8,075	14,741
Social Integration Program - PIS	1,923	3,489
Excise tax - IPI	4,742	3,461
Income tax withheld at source - IRRF	2,113	2,738
Others	640	548

Total recoverable taxes	23,778	41,736

Total recoverable taxes - Current	14,904	30,017

Total recoverable taxes - Non-current	8,874	11,719

8    Income tax - current and deferred

a.Reconciliation of effective tax rate:

	Year ended December 31
	2015	2014
		(unaudited)
Loss before income tax	(71,612)	(41,752)
Nominal rates	34%	34%
Income tax and social contribution tax expense at nominal rates	24,349	14,196
Adjustment of taxes relating to:
Tax incentives (1)	41	120

Deferred income tax from prior year	(206)	1,103
Derivative losses (permanent)	(1,625)	(18)
Other	(3,482)	(991)

Income tax in profit and loss account	19,077	14,410
Current	(1,377)	(1,467)
Deferred	20,454	15,877
Effective rate	27%	35%

(1)See more details regarding the tax incentives in Note 25.

The differences between the accounting and tax bases of assets and liabilities were recognized as temporary differences for the purposes of accounting for deferred income tax, fully recognized in the statement of income.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

b.Deferred income tax assets
Following the breakdown of the deferred income tax assets:

	December 31
	2015	2014
		(unaudited)
Tax loss carry-forwards - Income tax	57,737	53,310
Temporary differences:
Provision for obsolescence and slow moving inventories	1,515	1,637
Provision for allowance for doubtful accounts	5,324	4,356
Provision for contingencies	3,261	3,259
Provision for variable remuneration	624	-
Present value adjustment effect	252	269
Other current financial (assets)/liabilities	(1,763)	7,528
Foreign exchange variation	48,440	26,461
Other temporary differences	7,485	5,598
Asset valuation adjustment (PP&E deemed cost)	(28,926)	(29,816)
Intangible assets	-	(247)
Goodwill tax amortization	(9,750)	(9,750)

Total deferred income tax asset from tax loss carry-forwards and temporary differences	84,199	62,605

Details by Companies
Produquímica	80,810	58,959
Reluz Química	328	77
Reluz Nordeste	3,061	3,569
	84,199	62,605

c.Deferred income tax liabilities

	December 31
	2015	2014
Income tax and social contribution		(unaudited)
Tax loss carry forward - Income tax	(813)	(919)
Temporary differences:
Provision for allowance for doubtful accounts	(25)	(25)
Provision for contingencies	(23)	(23)
Present value adjustment effect	(44)	(16)

	(905)	(983)
Asset valuation adjustment (PP&E deemed cost)	4,800	4,878
Difference between tax and accounting depreciation rates	86	74
Goodwill tax amortization	5,792	4,974
Total	9,773	8,943

Details by Companies
Mix Micro	9,773	8,943

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

Tax losses carry-forwards are supported by projections of taxable income based on technical feasibility studies, prepared by management and submitted annually to the Board of Directors.

These studies take into account the profitability history of the Company and its subsidiaries and the outlook for the level of profitability being maintained in the future, making it possible to estimate recovery of the credits in a period not exceeding five years.

9    Investments
The composition of investments at December 31, 2015 and 2014 is a follows:

	2015
	Ownership %	Stockholders’ equity	Investment ownership	Net income	Equity accounting gain

Fermavi Eletroquímica Ltda.	50	34,411	17,206	11,526	5,763

	2014 (unaudited)
	Ownership %	Stockholders’ equity	Investment ownership	Net income (loss)	Equity accounting gain/(loss)
Fermavi Eletroquímica Ltda.	50	36,885	18,442	5,328	2,664

10    Property, plant and equipment, net

	December 31
	2015
	Cost	Accumulated Depreciation	Net Value
Land	70,171	-	70,171
Buildings and facilities	278,901	(70,109)	208,792
Machinery and equipment	191,982	(93,893)	98,089
Furniture and fixtures	3,301	(1,743)	1,558
Vehicles	2,156	(1,411)	745
Computers	2,832	(2,264)	568
Construction in progress	26,130	-	26,130
Others	1,383	(289)	1,094
Supplier advances	267	-	267

Total	577,123	(169,709)	407,414

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

	December 31
	2014 (unaudited)
	Cost	Accumulated Depreciation	Net value
Land	66,744	-	66,744
Buildings and facilities	273,657	(51,231)	222,426
Machinery and equipment	184,524	(77,660)	106,864
Furniture and fixtures	3,174	(1,429)	1,745
Vehicles	2,301	(1,233)	1,068
Computers	2,758	(1,986)	772
Construction in progress	14,134	-	14,134
Aircraft	3,600	(600)	3,000
Others	1,376	(149)	1,227
Supplier advances	3,880	-	3,880

Total	556,148	(134,288)	421,860

Summary of movement in PP&E from December 31, 2014 to December 31, 2015

Cost:	2014 (unaudited)	Additions	Exchange Rate	Transfers	Disposals and sales	2015

Land	66,744	3,427	-	-	-	70,171
Buildings and facilities	273,657	-	-	5,313	(69)	278,901
Machinery and equipment	184,524	16	-	7,945	(503)	191,982
Furniture and fixtures	3,174	-	-	130	(3)	3,301
Vehicles	2,301	-	-	-	(145)	2,156
Computers	2,758	-	-	81	(7)	2,832
Construction in progress (1)	14,134	23,583	-	(11,587)	-	26,130
Aircraft	3,600	-	-	1,038	(4,638)	-
Others	1,376	-	-	7	-	1,383
Supplier advances	3,880	269	(740)	(3,142)	-	267

Total	556,148	27,295	(740)	(215)	(5,365)	577,123

Depreciation:	2014 (unaudited)	Depreciation	Disposals and sales	2015

Buildings and facilities	(51,231)	(18,892)	14	(70,109)
Machinery and equipment	(77,660)	(16,641)	408	(93,893)
Furniture and fixtures	(1,429)	(315)	1	(1,743)
Vehicles	(1,233)	(277)	99	(1,411)
Computers	(1,986)	(284)	6	(2,264)
Aircraft	(600)	(275)	875	-
Others	(149)	(140)	-	(289)

Total	(134,288)	(36,824)	1,403	(169,709)
(1)    Major investments in progress in Igarassu and Mauá units.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

•    The depreciation and amortization are allocated to the production cost, selling expenses and administrative expenses according to the allocation of the assets and their respective use.
•    Capitalization of interest and financial charges: The Company adopts capitalization of interest and financing charges incurred in its projects, calculated by the CDI + 1.5% spread. The amount of borrowing costs capitalized during the years ended December 31, 2015 and 2014 was R$ 763 and R$ 7,135, respectively.
11    Intangible assets, net

	December 31
	2015
	Cost	Accumulated Amortization	Net Value

Goodwill - Igarassu	26,779	-	26,779
Goodwill - MixMicro	19,238	-	19,238
Software and software use licenses	9,854	(6,293)	3,561
Long term supply contract - Igarassu - Nordesclor (1)	6,397	(6,397)	-
Other intangible assets	258	-	258

Total	62,526	(12,690)	49,836

	December 31
	2014 (unaudited)
	Cost	Accumulated Amortization	Net value

Goodwill - Igarassu	26,779	-	26,779
Goodwill - MixMicro	19,238	-	19,238
Software and software use licenses	8,837	(4,944)	3,893
Long term supply contract - Igarassu - Nordesclor (1)	6,397	(5,670)	727
Other intangible assets	661	-	661

Total	61,912	(10,614)	51,298

Summary of movement in intangible assets and goodwill from December 31, 2014 to December 31, 2015

Cost:	2014 (unaudited)	Additions	Transfers	2015

Goodwill - Igarassu	26,779	-	-	26,779
Goodwill - MixMicro	19,238	-	-	19,238
Software and software use licenses	8,837	-	1,017	9,854
Long term supply contract - Igarassu - Nordesclor (1)	6,397	-	-	6,397
Other intangible assets	661	399	(802)	258

Total	61,912	399	215	62,526

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

Amortization:	2014 (unaudited)	Additions	2015

Software and software use licenses	(4,944)	(1,349)	(6,293)
Long term supply contract - Igarassu - Nordesclor (1)	(5,670)	(727)	(6,397)

Total	(10,614)	(2,076)	(12,690)

The following average annual rates and useful life are used for calculation of amortization:

Intangible assets	% average annual amortization	Useful life
Software and software use licenses	20.30%	3 to 7 years
Long term supply contract - Igarassu - Nordesclor (1)	11.88%	-

(1)    An intangible asset with a finite useful life relating to a contract for long-term product supply by Igarassu Agro Industrial Ltda., now the Igarassu branch, with recognition based on the future cash flows discounted to present value as of the date of acquisition of this subsidiary by the Company (contract in force until December 28, 2015). The balance was R$ 727 at December 31, 2014 (unaudited).
a.Impairment test of goodwill and intangibles assets
The Company calculated on December 31, 2015 the recoverable amount of goodwill arising from past acquisitions to determine whether there were changes in the value of these assets arising from events or changes in the economic, operating and technological circumstances that might indicate impairment for all Cash Generating Units (“CGU”). The Company’s goodwill is allocated in the CGU’s of Igarassu and Maua plants.

The Company assesses annually whether there are indications of impairment in its long lived assets. If these indicators are identified, the Company estimates the recoverable amount of the assets. The recoverable amount of an asset or a group of assets is the greater of: (a) the fair value less estimated costs to sell it, and (b) its value in use. Value in use is the discounted cash flow (before taxes) from the continued use of the assets until the end of its useful life.

Tests for impairment are made at least once a year for goodwill and intangible assets with indefinite useful lives, regardless of the existence of indicators of loss of value.

The process of determination of the value in use involves the use of assumptions, judgments and estimates on cash flows, such as rates of growth of revenues, costs and expenses, estimates of future investments/capital expenditure and working capital, and discount rates. The assumptions on growth forecasts, cash flows, and future cash flows are based on the Company’s business plan, approved by management, and also on comparable market data, and represent management’s best estimate of the economic conditions that will exist during the economic life of the various cash-generating units, a group of assets that generate cash flows.

Future cash flows were discounted based on the rate representing the cost of capital. The estimated future cash flows were discounted at a discount rate of 17.6% per year, for each cash-generating unit analyzed.

In a manner consistent with the economic valuation techniques, the assessment of value in use is made for a period of five years, after which perpetuity of the assumptions is assumed, in view of the capacity for continuity of the business activities for an indeterminate period.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

The principal assumptions used in the estimate of value in use are:

•Revenues - Revenues were projected between 2016 and 2020 in according to the National Consumer Price Index, or IPCA (Índice Nacional de Preços ao Consumidor Amplo).
•Costs operating and expenses - Were projected in line with the Company’s historic performance, and in line with the historic growth of revenues.
•Capital investments - The capital expenditure was estimated taking into account the need for investments to sustain the projected growth of revenues specifically for each cash-generating unit, in accordance with the Company’s strategic plan.
The key assumptions were based on the Company’s historic performance and on macroeconomic assumptions that are reasonable and grounded on projections of the financial market, and approved by the Company’s management.

The test of impairment of the Company’s intangible assets, held annually, did not result in a need to recognize any loss in the year ended December 31, 2015, since the estimated market value is higher than the net book value on the date of the valuation.

12    Suppliers

	December 31
	2015	2014
		(unaudited)
Domestic	51,956	26,828
Foreign	48,588	8,818
Related parties (see Note 18)	2,794	1,449

	103,338	37,095

Adjustment to present value	(1,191)	-

Total	102,148	37,095

The balance of foreign suppliers refers mostly to amounts denominated in US dollars.

a.Assignment of credit by suppliers

2015

Domestic	8,820

Total	8,820

Some vendors have the option to assign the Company's accounts payable, without recourse to financial institutions. In this situation, the supplier may have a reduction of their costs, as the financial institution takes into account the buyer's credit risk.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

At December 31, 2015, the discount rate for our national suppliers with financial institutions was 1.42% p.m.

13    Loans and financing

			December 31
Details	Annual financing cost	Maturities	2015	2014
				(unaudited)
Denominated in BRL			99,740	123,388

Export Financing	100% CDI + 2.98% to 3.06% p.a. 122% CDI and 13.86% p.a.	04/03/17 to 12/07/17	67,751	85,922
Financing of Machinery and Equipment	3% to 8.50% p.a.	06/15/16 to 04/15/20	15,197	21,072
Finep	4% p.a.	11/15/23	12,952	12,950
Costumers financing	12.79% p.a.	01/01/16 to 09/30/16	4,377	3,680
Financings fees			(537)	(236)
Denominated in US Dollars			454,646	305,133
Export Financing	Libor + 1.65% p.a. to 4.42% p.a. and 1.82% to 7.00% p.a.	02/04/16 to 10/02/17	229,771	195,766
Working Capital	Libor + 0.85% to 3% p.a. and 1.22 to 2.3% p.a.	02/04/16 to 06/09/17	228,608	112,989
Financings fees			(3,733)	(3,622)

Total			554,386	428,521

Total current liabilities			275,748	190,547

Total non-current liabilities			278,638	237,974

The timetable for paying the non-current portion of the loans and financing at December 31, 2015 is the following:

01/01/2017 to 12/31/2017	260,080
01/01/2018 to 12/31/2018	5,534
01/01/2019 to 12/31/2019	4,941
01/01/2020 to 12/31/2020	2,083
01/01/2021 to 11/15/2023	6,000

Total	278,638

a.Guarantees

(i)    The loans are guaranteed by surety from shareholders;
(ii)    Financing of machinery and equipment are guaranteed by the assets financed. A credit letter on behalf of Banco do Nordeste S.A., in the amount of R$ 3,596 was issued to guarantee the expansion of the Reluz Nordeste Plant.
b.Covenants
The Company must comply with certain debt covenants, calculated based on the annual financial statements, as follows:

(i)    Consolidated net debt limited to 2.0 times shareholders’ equity.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

(ii)    Consolidated net debt limited to 3.5 times annual EBITDA.
(iii)    Current liquidity index greater than or equal to 1.5 times (current assets/ current liabilities).
EBITDA: Net income plus income taxes, financial result and depreciation and amortization.

At December 31, 2015 the Company was in compliance with all contract covenants.

14    Debentures
The Company has settled on January 7, 2016 100% of the issued debentures, which was also detailed in Note 28 - Subsequent events.

Details	Annual financing cost	Maturities	2015	2014
				(unaudited)
Debentures	123% to 125% CDI	10/30/15 to 10/30/18	329,414	407,366
(-) Financings fees			(1,918)	(2,773)

Total debentures			327,496	404,593

Total current liabilities			137,808	88,638

Total non-current liabilities			189,688	315,955

The amount classified in non-current liabilities on December 31, 2015 has the following maturity timetable:

01/01/2017 to 12/31/2017	126,399
01/01/2018 to 10/30/2018	63,289

189,688

(i)    Series: Single
•Class and Convertibility: not convertible into shares issued by the Company.
•Main: R$ 95,000.
•Type: unsecured
•Issue Date: May 26, 2014
•Term and Maturity: forty (48) months, thus maturing on May 28, 2018;
•Remuneration: daily average rate of one-day DI - Interbank Deposits, known as “over extra group,” expressed as annual percentage, based on a year of 252 days, calculated and disclosed by CETIP - Clearing House for the Custody and Financial Settlement of Securities, plus an annual spread of 23% applied on the DI rate of the principal or 123% of CDI, due semi-annually as of the issue date, in April and October of each year;
•Amortization: to be amortized over seven (7) semi-annual installments in the months of May and November, according to the table below:

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

Amortization date	Amortization proportion of debenture

May 26, 2015	14.28%
November 26, 2015	14.28%
May 26, 2016	14.28%
November 26, 2016	14.28%
May 26, 2017	14.28%
November 26, 2017	14.28%
May 26, 2018	Unitary nominal value

•Guarantee: Guarantee of the shareholders.
•Optional Early Redemption: at any time from the date of issue, the Company may fully redeem the debentures in advance by paying (i) the Face Unit Value plus Remuneration, calculated on a “pro rata temporis” basis, as of the issue date or the last date of payment of the Remuneration, where applicable, until the date of its effective payment; and (ii) reimbursement of a premium according to the table below:

Period	% of premium
From 05/26/2014 to 05/25/2015	1.00%
From 05/26/2015 to 05/25/2016	0.80%
From 05/26/2016 to 05/25/2017	0.60%
From 05/26/2017 to 05/25/2018	0.35%

(ii)    Series: Single
•Class and Convertibility: not convertible into shares issued by the Company.
•Main: R$ 150,000.
•Type: unsecured
•Issue Date: October 30, 2013
•Term and Maturity: sixty (60) months, thus maturing on October 30, 2018;
•Remuneration: daily average rate of one-day DI - Interbank Deposits, known as “over extra group,” expressed as annual percentage, based on a year of 252 days, calculated and disclosed by CETIP - Clearing House for the Custody and Financial Settlement of Securities, plus an annual spread of 23% applied on the DI rate of the principal or 123% of CDI, due semi-annually as of the issue date, in April and October of each year;
•Amortization: to be amortized in three (3) annual installments: October 30, 2016, October 30, 2017, and October 30, 2018. On each amortization payment date, 5,000 debentures will be paid.
•Guarantee: Guarantee of the shareholders.
•Optional Early Redemption: as of the 24th month after the issue date, the Company may fully redeem the debentures in advance by paying (i) the Face Unit Value plus Remuneration, calculated on a

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

“pro rata temporis” basis, as of the issue date or the last date of payment of the Remuneration, where applicable, until the date of its effective payment; and (ii) reimbursement of a premium according to the table below:

Period	% of premium
From 11/01/2015 to 10/30/2016	1.00%
From 11/01/2016 to 10/30/2017	0.60%
From 11/01/2017 to 10/30/2018	0.35%

(iii)    Series: Single
•Class and Convertibility: not convertible into shares issued by the Company.
•Main: R$ 150,000.
•Type: unsecured
•Issue Date: August 15, 2012
•Term and Maturity: sixty (60) months, thus maturing on August 15, 2017;
•Remuneration: daily average rate of one-day DI - Interbank Deposits, known as “over extra group,” expressed as annual percentage, based on a year of 252 days, calculated and disclosed by CETIP - Clearing House for the Custody and Financial Settlement of Securities, plus an annual spread of 25% applied on the DI rate of the principal or 125% of CDI, due semi-annually as of the issue date, in February and August of each year;
•Amortization: to be amortized in three (3) annual installments: August 15, 2015, August 15, 2016, and August 15, 2017. On each amortization payment date, 5,000 debentures will be paid.
•Guarantee: Guarantee of the shareholders.
•Optional Early Redemption: as of the 24th month after the issue date, the Company may fully redeem the debentures in advance by paying (i) the Face Unit Value plus Remuneration, calculated on a “pro rata temporis” basis, as of the issue date or the last date of payment of the Remuneration, where applicable, until the date of its effective payment; and (ii) reimbursement of a premium according to the table below:

Period	% of premium
From 08/16/2014 to 08/15/2015	1.20%
From 08/16/2015 to 08/15/2016	0.75%
From 08/16/2016 to 08/15/2017	0.40%

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

15    Financial instruments

a.General considerations
The Company maintains transactions with financial instruments, the risks of which are administered through strategies of financial positions and systems for control of limits of exposure to them. All the transactions are fully recognized in the accounts, and are restricted to the instruments listed below:

•Cash and cash equivalents: Presented with comments in Note 4.
•Marketable securities: Presented with comments in Note 4.1.
•Trade accounts receivable: Presented with comments in Note 5.
•Loans and financing: Presented with comments in Note 13.
•Debentures: Presented with comments in Note 14.
b.Risk factors that could affect the Company’s business

Merchandise price risk
This risk is related to the possibility of variations in the price of the goods or products that the Company sells or in the price of the raw materials and other inputs used in the production process.

Due to operating also with commodities, the Company’s net sales revenues and cost of goods or products sold might be affected by changes in international prices of the commodities in which the Company operates. To minimize this risk, the Company monitors variations in prices in the Brazilian and international markets.

The effect of the variation in merchandise prices is directly related to market variations. These are analyzed also taking into account variation in the foreign exchange rate.

Liquidity risk
Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash, cash equivalents or other financial assets. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

The Company uses activity-based costing to cost its products and services, which assists it in monitoring cash flow requirements and optimizing its cash return on investments.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

The following are the contractual maturities, including the contractual interest obligations, of financial liabilities:

	December 31, 2015
Non derivative financial liabilities	Carrying	Contractual	1 - 12	1 - 2	2 - 4	More than
	value	cash flow	months	years	years	4 years

Suppliers	102,148	102,148	102,148	-	-	-
Assignment of credit by suppliers	8,820	8,820	8,820
Loans and financing	554,386	852,701	432,294	403,760	7,625	9,022
Debentures	327,496	514,688	224,708	198,124	91,856	-
Obligations under finance leases	21,547	36,551	2,519	2,628	5,534	25,870
Other accounts payable	34,643	34,807	34,427	-	-	380

Total	1,049,204	1,549,715	804,916	604,512	105,015	35,272

Interest rate risk
This risk arises from the possibility of the Company suffering losses (or making gains) due to variations in the interest rates that are applied to its liabilities, and to funds raised from, or invested in, the market. To minimize possible effects of variations in interest rates, the Company adopts a policy of diversification, alternating, in the contracts that it makes, between fixed and variable rates (such as Libor and the CDI), with periodic renegotiation of its contracts, to adapt them to the market.

		Effect on the consolidated financial statements of December 31, 2015 -
Description	Risk	Probable scenario 10%	Possible scenario 25%	Remote scenario 50%

Loans and financing	Change in interest rate	1,216	3,040	6,080
Debentures	Change in interest rate	5,759	14,398	28,797
Cash and cash equivalents	Change in interest rate	(5,734)	(14,337)	(28,674)

Total		1,241	3,101	6,203

Exchange rate risk
This risk relates to the possibility of changes in foreign exchange rates affecting the financial expense (or income) and the liability (or asset) balance of contracts that have a foreign currency as index, apart from trade accounts receivable from sale of goods and products exported from Brazil, as one mean of protection against adverse foreign exchange variations.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

		Effect on the consolidated financial statements of December 31, 2015 -
Description	Risk	Probable scenario 10%	Possible scenario 25%	Remote scenario 50%
Cash and cash equivalents	Change in exchange rate	(6,833)	(17,084)	(34,167)
Marketable securities	Change in exchange rate	(904)	(2,260)	(4,521)
Prepayments	Change in exchange rate	(219)	(548)	(1,096)
Trade accounts receivable	Change in exchange rate	(623)	(1,556)	(3,113)
Derivative	Change in exchange rate	(47,396)	(118,490)	(236,981)
Loans and financing	Change in exchange rate	45,465	113,662	227,323
Trade accounts payable	Change in exchange rate	4,859	12,147	24,294
Commissions payable	Change in exchange rate	615	1,537	3,074
Advances from customers	Change in exchange rate	5	13	26

Total		(5,032)	(12,580)	(25,160)

Credit risk
This arises from the possibility of the Company not receiving amounts arising from sales, or credits held with financial institutions generated by financial investment transactions. To attenuate this risk the Company adopts as a practice detailed analysis of the financial position of its customers, establishment of a credit limit and permanent monitoring of their debt balances, and also requires guarantees, principally promissory notes (for customers which the Company assesses as being of greater risk). In relation to financial investments, the Company only makes investments in institutions with low credit risk as assessed by rating agencies.

Further, it allocates a maximum limit for the financial investment balance to each institution, which is decided by the Credit Committee.

The Company believes that its accounting policy of making allowance for doubtful accounts and its procedures for management of risk described above adequately cover its credit risk.

	December 31
	2015	2014
		(unaudited)
Cash and cash equivalents	469,310	128,591
Marketable securities	12,454	158,291
Trade accounts receivable	243,531	149,626
Accounts receivable - related parties	98	5,031
Other accounts receivable	500	1,119
Dividends receivable	7,000	4,000

Total	732,893	446,658

Receivables due date:
	2015	2014
Current	198,958	120,731
Overdue - See Note 5	52,171	39,045

Total	251,129	159,776

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

Capital management risk
This risk is linked to the Company’s choice of its financing structure for its transactions - i.e. the ratio between financial debt and own capital, being shareholders’ equity, retained earnings and profit reserves - based on internal policies and benchmarks. The Key Performance Indicators (KPIs) include WACC (weighted average cost of capital), Net debt/EBITDA, Interest coverage index, the ratio of net debt to shareholders’ equity and current liquidity ratio. Total debt comprises short and long term debt. The Company may change its capital structure, in accordance with economic/financial conditions, aiming to optimize its financial leverage and its debt management. At the same time, the Company seeks to improve its return on capital employed (ROCE) through implementation of a management of working capital and an efficient program of investments in property, plant and equipment.

Accounting classifications

Fair values
Set out below is a comparison of the carrying amounts and fair value of the Company's financial instruments of the financial statements.

	December 31, 2015
	Fair value through profit or loss	Loans and receivable	Liabilities at amortized cost	Total carrying amount	Total fair value Level 2
Financial assets
Cash and cash equivalents	425,643	43,667	-	469,310	469,310
Marketable securities	12,454	-	-	12,454	12,454
Trade accounts receivable	-	222,246	-	222,246	222,246
Accounts receivable - related parties	-	98	-	98	98
Other accounts receivable	-	500	-	500	500
Dividends receivable	-	7,000	-	7,000	7,000
Derivatives	5,185	-	-	5,185	5,185

Total	443,282	273,511	-	716,793	716,793
Financial liabilities
Loans and financing	-	-	554,386	554,386	554,386
Debentures	-	-	327,496	327,496	327,496
Suppliers	-	-	102,148	102,148	102,148
Assignment of credits by Suppliers	-	-	8,820	8,820	8,820
Other accounts payable	-	-	34,807	34,807	34,807

Total	-	-	1,027,657	1,027,657	1,027,657

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

	December 31, 2014 (unaudited)
	Fair value through profit or loss	Loans and receivable	Liabilities at amortized cost	Total carrying amount	Total fair value Level 2
Financial assets
Cash and cash equivalents	75,669	52,922	-	128,591	128,591
Marketable securities	158,291	-	-	158,291	158,291
Trade accounts receivable	-	128,084	-	128,084	128,084
Accounts receivable - related parties	-	5,031	-	5,031	5,031
Other accounts receivable	-	1,119	-	1,119	1,119
Dividends receivable	-	4,000	-	4,000	4,000
Total	233,960	191,156	-	425,116	425,116

Financial liabilities
Loans and financing	-	-	428,521	428,521	428,521
Debentures	-	-	404,593	404,593	404,593
Suppliers	-	-	37,095	37,095	37,095
Other accounts payable	-	-	14,721	14,721	14,721
Derivatives	22,141	-	-	22,141	22,141
Total	22,141	-	884,930	907,071	907,071

Derivatives

				December 31, 2015
Description	Original index/ rate	SWAP/ Term	Maturity date	Notional	Fair value Level 2	Gain/(loss)

SWAP	Libor+ 4.15% p.a.	6,01% p.a.	July 2017	26,345	(246)	(246)
SWAP	Libor + 4% p.a.	5,86% p.a.	July 2017	10,157	(95)	(95)
SWAP	Libor + 4% p.a.	5,86% p.a.	July 2017	19,094	(178)	(178)
SWAP	Libor + 3.5% p.a.	5,36% p.a.	July 2017	10,244	(96)	(96)
SWAP	118% CDI	1,63% p.a.	April 2016	20,654	(170)	(170)
SWAP	123,26% CDI	6,22% p.a.	February 2017	50,980	449	449
SWAP	100% CDI	2,25% p.a.	July 2017	8,486	201	201
SWAP	100% CDI	2,80% p.a.	July 2017	15,954	379	379
SWAP	100% CDI	2,80% p.a.	July 2017	8,567	203	203
SWAP	95,5% CDI	1,65% p.a.	October 2017	66,092	890	890
SWAP	110,7% CDI	2,84% p.a.	Abril 2016	56,232	1,354	1,354
SWAP	100% + 2,1%	4,15% p.a.	July 2017	22,193	466	466
SWAP	97,8% CDI	1,55% p.a.	April 2016	88,885	2,069	2,069
SWAP	113,3% CDI	4,15% p.a.	September 2017	60,705	(221)	(221)
Currency forward	-	USD	January 2016	9,372	180	180

				473,960	5,185	5,185

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

				December 31, 2014 (unaudited)
Description	Original index/ rate	SWAP	Maturity date	Notional	Fair value Level 2	Gain

SWAP	CDI + 2.25% p.a.	USD + 5.7% p.a.	March 2015	40,804	(12,359)	2,179
SWAP	13.86% p.a.	USD + 6.15% p.a.	April 2017	29,448	(9,782)	440

				70,252	(22,141)	2,619

The fair value of the financial assets and liabilities is included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

The following methods and assumptions were used to estimate the fair values:

(1)    Cash and cash equivalents, trade accounts receivable from customers, suppliers and other current liabilities approximate their carrying amounts largely due to the short-term maturities of these instruments.
(2)    Long-term fixed-rate and variable-rate receivables / loans are evaluated by the Company based on parameters such as interest rates, specific country risk factors and individual creditworthiness of the customer and the risk characteristics of the financed project. Based on this evaluation, allowances are taken to account for the expected losses of these receivables. As at December 31, 2015, the carrying amounts of such receivables, net of allowances, are not materially different from their calculated fair values.
(3)    The Company enters into derivative financial instruments with various counterparties, mainly financial institutions with investment grade credit ratings.
Derivatives valued using valuation techniques with market observable inputs are mainly interest rate swaps, foreign exchange forward contracts and commodity forward contracts. The most frequently applied valuation techniques include forward pricing and swap models, using present value calculations. The models incorporate various inputs including the credit quality of counterparties, foreign exchange spot and forward rates, interest rate curves and forward rate curves of the underlying commodity.

As at December 31, 2015, the fair value of derivative asset positions is net of a credit valuation adjustment attributable to derivative counterparty default risk.

Fair value hierarchy
The Company uses the following hierarchy for determining the fair value of financial instruments by valuation technique:

(1)    Level 1: Quoted (unadjusted) prices in active markets for identical assets or liabilities;
(2)    Level 2: Other techniques for which all inputs that have a significant effect on the recorded fair value are observable, either directly or indirectly;
(3)    Level 3: Techniques that use inputs that have a significant effect on the recorded fair value, and which are not based on observable market data.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

During the reporting year ended December 31, 2015 and 2014, there were no changes in Level l and Level 2 fair value measurements.

As at December 31, 2015 and 2014, the Company held the following financial instruments measured at fair value:

	December 31		December 31
	2015	Level 2	2014 (unaudited)	Level 2
Financial assets
Short term investments	425,643	425,643	75,669	75,669
Marketable securities	12,454	12,454	158,291	158,291
Derivatives	5,185	5,185	-	-

Total	443,282	443,282	233,960	233,960
Financial liabilities
Derivatives	-	-	22,141	22,141

Total	-	-	22,141	22,141

16    Taxes and social contributions payable

	December 31
	2015	2014
		(unaudited)
ICMS (local state value added tax)	4,022	3,557
Mandatory charges on payroll	2,716	3,033
Withholding taxes and contributions from third parties	1,270	1,106
Contribution to Social Security - COFINS	26	86
Social Integration Program - PIS	5	19
Excise tax - IPI	-	17
Others	73	24

Total	8,112	7,842

Total - current	6,530	6,017

Total - non current	1,582	1,825

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

17    Provision for contingencies

(i)    Provision for contingencies
For certain legal proceedings, the chance of loss has been assessed as “probable”. For these proceedings, provisions have been recognized for the potential costs, as follows:

	December 31
	2015	2014
		(unaudited)
Tax claims (a)	760	823
Labor claims (b)	8,897	9,005
Civil claims (c)	105	102
(-) Court Deposits	(1,834)	(679)

Total	7,928	9,251
a.    Provisions for tax claims
Comprises actions related to infringement notices at the federal and state levels, which are in the process of defense in the courts.

b.    Provisions for labor claims
The Company makes provisions for the risks arising from labor claims. The majority of claims relate to: a) overtime, related to the reduction of the lunch interval; b) application of the 40% penalty payment on the amount of an individual’s FGTS (retirement fund) entitlement prior to retirement; and c) indemnities for work accidents, and subordinated liabilities of outsourced service providers. The civil claims and labor claims for which the risk of loss is assessed as “possible” relate to matters similar to those described above.

c.    Provisions for civil claims
The amount of R$ 105 refers to claims related to revisions of contracts.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

(ii)    Movement in the provision contingencies

Balance as at January 1st, 2014 (unaudited)	9,217

(+) Amount charged to expense in P&L	1,290
(-) Reversal of amounts charged to expense in P&L	(624)
(-) Court deposits	(376)
(-) Others	(256)

Balance as at December 31, 2014 (unaudited)	9,251

(+) Amount charged to expense in P&L	1,200
(-) Reversal of amounts charged to expense in P&L	(747)
(-) Use of appeal deposits	(446)
(-) Court deposits	(1,155)
(-) Others	(175)

Balance as at December 31, 2015	7,928

(iii)    Contingent Obligations

	December 31
	2015	2014
		(unaudited)
Tax claims	35,324	12,540
Labor claims	11,125	6,297
Civil claims	2,987	4,205
Total	49,436	23,042

The tax-related legal actions refer to various notices for infringement of ICMS tax, the labor claims refer to various claims for payment of overtime, penalty FGTS payment, and other matters; and the civil cases refer basically to claims for losses and damages in actions from third parties. These claims have not been recorded since Management believes it is more likely than not the defense of these claims will be successful.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

18    Related parties transactions

	December 31
	2015	2014 (unaudited)

Current assets	7,056	4,400

Trade accounts receivable - related parties (Note 5)	56	103
Fermavi Eletroquímica Ltda.	56	103

Advances to suppliers - related parties	-	297
Fermavi Eletroquímica Ltda.	-	297

Dividends Receivable (Note 9)	7,000	4,000
Fermavi Eletroquímica Ltda.	7,000	4,000

Non-current assets	98	5,031

Other operations receiving - related parties	98	5,031
Rio Paratei Empreendimentos e Participações S.A	-	3,427
Fermavi Eletroquímica Ltda.	-	1,331
Contingencies (a)	98	273

Current liabilities	(5,224)	(13,774)

Trade accounts payable - related parties (Note 12)	(2,794)	(1,449)
Fermavi Eletroquímica Ltda.	(2,794)	(1,449)

Advances from customers - related parties	-	-
Reluz Nordeste Ind. e Com. Ltda.	-	-

Other operations to pay - related parties	-	(10,000)
Fermavi Eletroquímica Ltda.	-	(10,000)

Finance leasing - current	(2,429)	(2,325)
Rio Paratei Empreendimentos e Participações S.A (b)	(2,429)	(2,325)

Finance leasing - non-current	(18,997)	(19,322)
Rio Paratei Empreendimentos e Participações S.A (b)	(18,997)	(19,322)

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

	Year ended December 31
	2015	2014 (unaudited)

Net sales revenue	5,732	1,040

Fermavi Eletroquímica Ltda.	5,732	1,040

Cost of goods sold	(4,531)	(1,021)

Fermavi Eletroquímica Ltda.	(4,531)	(1,021)

(a)    Receivable from Gerhard Walter Schultz and João Marcelino Ramos.
(b)    Finance leasing: The Company has signed the finance lease contract with Rio Parateí Empreendimentos e Participações S.A. on August 30, 2012.
a.Compensation of key management personnel of the Company
Including salary and profit sharing, the Company paid to its managers the amounts of R$ 3,097 for the year ended December 31, 2015 and R$ 4,406 for the year ended December 31, 2014. (unaudited). These amounts are recognized in the individual and consolidated statements of income.

19    Finance lease
The finance leasing transactions at December 31, 2015 and 2014 are summarized as follows:

	2015	2014
		(unaudited)
Current liabilities	2,519	2,414
Non-current liabilities	19,028	19,524

	21,547	21,938

The minimum payments are below:

2015
Minimum payments

Less than1 year	2,519
Over 1 year and less than 5 years	14,087
Over 5 years	19,945

Total minimum lease payments	36,551

Present value of minimum lease payments	21,547

Finance leasing: The Company has signed the finance lease contract with Rio Parateí Empreendimentos e Participações S.A. on August 30, 2012. The lease contract term is for 15 years and relates to land (89,929 m²) and building (20,620 m²) located in the city Jacarei / SP, where the Company is setting up a new plant of controlled release nutrients.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

20    Other accounts payable

	December 31
	2015	2014
Current		(unaudited)
Commissions payable	15,844	10,435
Transaction costs in share issuance	12,001	-
Profit sharing	1,835	-
Derivatives	-	22,141
Actuarial liabilities (Note 21)	1,581	235
Others accounts payable	77	103

Total current	31,338	32,914
Non-current
Provision for environmental recovery	1,425	1,324
Negative goodwill-Reluz Nordeste	380	380
Other accounts payable	1,664	2,244

Total non-current	3,469	3,948

21    Employee benefit plan
The Company sponsors the Produquímica NE PREV Benefits Plan (“Plano de Benefícios Produquímica - NE PREV”) (“the Plan”), which is administered by the unrelated entity BB Previdência. The Plan has benefits for participants, and includes: retirement income; disability benefit; and benefit and pension in the event of death.

The Plan has predominantly the characteristics of a defined-contribution plan. The only portions of the Plan that are characterized as being of the defined-benefit type are the previously granted benefits of income for life, and the death and disability benefits for eight employees.

Unvested past service costs are recognized as an expense on a straight line basis until the benefits become vested. Past service costs are recognized immediately if the benefits have already vested immediately following the introduction of, or changes to, a pension plan.

The defined benefit asset or liability comprises the present value of the defined benefit obligation (using a discount rate based on NTN-B), less unrecognized past service costs and less the fair value of plan assets out of which the obligations are to be settled. Plan assets are assets that are held by a long-term employee benefit fund or qualifying insurance policies. Plan assets are not available to the creditors of the Company and cannot be paid directly to the Company.

Fair value is based on market price information and, in the case of quoted securities, it is the published bid price. The value of any defined benefit asset recognized is restricted to the sum of any unrecognized past service costs and the present value of any economic benefits available in the form of refunds from the plan or reductions in the future contributions to the plan.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

The contributions to the defined-contribution portion of the Plan recognized in the Company’s Income statement for the periods ended December 31, 2015 and 2014 totaled R$ 182 and R$ 192, respectively (unaudited).

The policies, assumptions and results obtained from the actuarial valuation of the defined-benefit portion of the Plan are set out below.
The defined benefit portion of the Plan is derived from the transfer of eight participants from the VCNE Benefits Plan (Plano de Benefícios VCNE) (administered by Funsejem - Fundação Senador José Ermínio de Moraes) to the Produquímica NE PREV Benefits Plan, approved by Previ [Ministerial Order MPS/PREVI/DETEC 853, of October 28, 2010, published in the federal Official Gazette of October 29, 2010 - Section 1, page 105]. This being so, the tables below show the movement as from December 31, 2015. The Company adopts the policy of recognizing actuarial losses in the income statement of the period in which they occur.

The principal assumptions used for the calculation of the present value of the liability were:

Assumptions	2015
Actuarial valuation method	Projected unit credit
Real discount rate	5%
Real wage growth rate	1.1%
Real benefit growth rate	0%
Average mortality table	AT-83 M&F (reduced by 10%)
Disability table	TASA 27

(a)    Net pension (liabilities) assets:

2015
Present value of the liabilities at end of year	(5,582)
Fair value of the plan assets at end of year	4,000
Present value of the liabilities in excess of the fair value of the plan assets	1,581

Net pension liabilities at end of year	1,581

22    Shareholders’ equity

a.Share capital
The Company subscribed capital as of December 31, 2015 is R$ 324,969, represented by 38,868,171 common shares and 17,480,841 preferred shares without par value. On December 31, 2014 is R$ 128,597 (unaudited), represented by 47,067,708 common shares with no par value.
On December 23, 2015 the capital increase carried out by Compass Minerals do Brazil Ltda. was R$ 375,000, of which R$ 283,931 was allocated to the capital stock account and R$ 91,069 allocated to the capital reserve account. This increase is equivalent to 35% of the Company's shares.
The subscribed capital was reduced by R$ 94,498 to absorb the losses accumulated until November 30, 2015.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

b.Capital reserve
The Company on December 23, 2015 reduced the capital reserve in the amount of R$ 91,069 through the sale to shareholders of interests in subsidiaries I.M.S.S.P.E Empreendimentos e Participações Ltda. in the amount of R$ 59,236 and PDQ Investments Ltd in the amount of R$ 31,833.
They were issued new preferred shares in the amount of R$ 6,939, determined in accordance with warrants.
Transaction costs related to issue of new shares amounted to R$ 12,001, which related to expenses for legal fees and financial advisors.

c.Profit reserves

Tax incentives
The amount of R$ 4,147 was constituted in 2013 and required by law, regarding tax incentives in Igarassu branch, which cannot be distributed to shareholders.

Legal reserve
Under the Brazilian Corporate Law, the Company must allocate 5% of its annual reported accounting net income, as ascertained in accordance with accounting practices adopted in Brazil, to the reserve required by law (referred as the “legal reserve”), until this reserve is equivalent to 20% of the paid-in capital. The legal reserve may be used to increase capital, or to absorb losses, but cannot be used for the purpose of dividends. The legal reserve set up in 2013 was held on December 23, 2015 to absorb accumulated losses.

Retained earnings
With the reduction of capital held on December 23, 2015 to absorb accumulated losses until November 30, 2015, the balance of retained earnings as of December 31, 2015 was R$ 20,300, and its allocation will be approved at the next Board meeting.

d.Dividends
These are recognized as liabilities when the dividends are approved by the shareholders of the Company. The Company’s by-laws specify that at least 25% of the net profit for the year should be distributed as dividends; the Company records a provision, at the reporting date, for any such amount of the minimum dividend that has not yet been distributed during the business year.

e.Equity valuation adjustment
The equity valuation adjustment is the result of the deemed cost adjustment of property, plant and equipment, net of taxes upon first time adoption of IFRS in 2009 and the currency translation adjustment relate to PDQ Investments subsidiary. See item (b) of this note.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

f.Earnings per share
Basic and diluted earnings per share were computed using the weighted-average number of common shares outstanding during the periods shown in the table below.

(In thousands of Brazilian Reais, except common shares)

	2015	2014
		(unaudited)
Net Loss	(52.5350)	(27.342)

Weighted-average number of common shares - basic	38,868	47,068
Weighted-average number of common shares - diluted	38,868	47,068

Loss per share basic	(1.35)	(0.58)
Loss per diluted share	(1.35)	(0.58)

23    Net revenues
Net sales revenues comprised the following:

	Year ended December 31
	2015	2014
		(unaudited)
Gross revenue	1,218,601	974,257
Taxes on sales	(140,030)	(116,369)
Returns	(18,077)	(16,155)
Present value adjustment effect	(1,222)	(712)

Net revenue	1,059,272	841,021

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

24    Expenses by nature

	Year ended December 31
	2015	2014
		(unaudited)
Consumption of raw material and other	(561,863)	(440,146)
Payroll expenses	(102,494)	(94,502)
Depreciation and amortization	(38,900)	(29,668)
Commissions	(21,440)	(15,642)
Outsourced services	(26,803)	(29,485)
Electric power	(26,927)	(18,670)
Consumption materials	(14,236)	(15,277)
Expenses with commercial representation	(11,448)	(13,714)
Freight	(53,411)	(45,957)
Other expenses/ revenues, net	(62,717)	(47,213)
	(920,239)	(750,274)

Classified as:
Cost of goods sold	(796,893)	(645,954)
General and administrative expenses	(39,455)	(33,448)
Selling expenses	(83,891)	(70,872)

	(920,239)	(750,274)

25    Tax incentives
The Company has the following tax incentives relating to its units that are installed in Brazil’s Northeast:

Igarassu Branch
ICMS: ICMS deemed credit benefit granted for products classified as significant industrial activity and priority industrial grouping.

Benefit: Relevant industrial activity

1.    Qualification: 5% (five percent) of the total amount of interstate outflows allocated to products subject to incentive to the other geographic regions of the country;
2.    47.5% of the difference resulting between the debt balance of ordinary ICMS, calculated in each fiscal period and payable due to the increase of marketed production, and the amount of deemed credit used based on the application of provisions in item 1, whereas the sum of deemed credits defined in item 1 and in this item cannot give rise to payment of taxes in an amount lower than 30% of the debt balance prior to the deduction of any deemed credits granted;
3.    Period for use of the benefit: Up to January 31, 2019.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

Benefit: Priority industrial grouping

1.    Qualification: 75% of the debt balance of ordinary ICMS, calculated in each fiscal period and payable due to the increase of marketed production;
2.    Period for use of the benefit: Up to January 31, 2023.
Reluz Nordeste Indústria e Comércio Ltda.

1.    Income tax: Located in a tax incentive region in the Northeast, this entity is entitled to 75% reduction of the tax due by the end of year 2017.
2.    ICMS tax: Deferral of the ICMS tax on raw materials and fixed asset purchases:
•    Automatic 50% credit on establishment’s output sales;
•    Deferral for 360 days of the portions of ICMS to be paid to the State;
•    Period for use of the benefit: Up to November 19, 2019.
3.    AFRMM: Exemption from the additional freight charge for renewal of the Merchant Marine (AFRMM) up to December 31, 2015.
The incentives of ICMS tax are reflected in the line “Net sales revenues”; and the benefits relating to income tax are reflected in the line “Income tax”; both in the income statement.

•    The value for the Parent company for the year ended December 31, 2015 was R$ 3,215 in ICMS. For the year ended December 31, 2014 was R$ 1,611 in ICMS.
The value for the Consolidated for the year ended December 31, 2015 was R$ 41 in income tax and R$ 4,549 in ICMS. For the year ended December 31, 2014 was R$ 120 in income tax and R$ 2,934 (unaudited) in ICMS.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

26    Financial results

	Year ended December 31
	2,015	2014 (unaudited)
Interest on time deposits	7,260	13,574
Gain on marketable securities	22,158	28,182
Others FR	3,604	2,198

Financial income	33,022	43,954

Interest on financial obligations	(94,465)	(74,816)
Financial transactions cost	(1,889)	(1,422)
Interest of financial leasing	(2,086)	(2,065)
Loss on marketable securities	(23,952)	(19,795)
Others FE	(3,040)	(4,554)

Financial expenses	(125,432)	(102,652)

Foreign exchange variation on debts and borrowings	(133,356)	(37,507)
Loss with derivatives, net	(22,155)	(33,327)
Foreign exchange gains realized	39,904	-
Others	(8,604)	(6,029)

Foreign exchange variation	(124,211)	(76,863)

Net financial results	(216,621)	(135,561)

27    Subsequent events
On January 07, 2016 the Company settled 100% of the debentures. The amount paid was R$ 333,384, including R$ 15,511 of interest and R$ 317,873 of principal.

On April 29, 2016, the capital increase of the Company was approved in the amount of R$ 897 and use of the subscription bonus in the amount of R $ 857, such increase refers to the correction owed by the holders of the bonus share subscription.

On September 27, 2016, there was the use of the subscription bonus in the amount of R $ 6,081.

On October 03, 2016 Compass Minerals do Brasil Ltda acquired 100% of the Company’s capital.

Produquímica Indústria e
Comércio S.A. and subsidiaries
Consolidated financial statements
December 31, 2015 and 2014

* * *

Company´s board of executive officers

Chief Executive Office
Gerhard Walter Schultz

Chief Financial Office
Adilson Inacio da Silva

Felipe Gomes da Silva
Accountant - CRC 1SP278373/O-4